Exhibit 99.1

EDITORIAL CONTACTS:

Amy Flores

+1 408 345 8194

amy_flores@agilent.com

Jorgen Tesselaar (Europe and Asia)

+31 20 547 2825

jorgen_tesselaar@agilent.com

INVESTOR CONTACT:

Rodney Gonsalves

+1 408 345 8948

rodney_gonsalves@agilent.com

Agilent Technologies Reports Second Quarter 2009 Results

Highlights:

•                  GAAP net loss of $101 million, or ($0.29) per share

•                  Non-GAAP earnings of $44 million, or $0.13 per share (1)

•                  Positive operating cash flow of $137 million in quarter

•                  Revenue of $1.09 billion, down 25 percent from last year, orders down 33 percent from one year earlier

•                  Restructuring actions on track to achieve $525 million of annualized savings by mid-2010

SANTA CLARA, Calif., May 14, 2009 — Agilent Technologies Inc. (NYSE: A) today reported revenues of $1.09 billion for the second fiscal quarter ended April 30, 2009, 25 percent below one year ago. Second quarter GAAP net loss was $101 million, or ($0.29) per diluted share. Last year’s second quarter GAAP net income was $173 million, or $0.47 per share.

During the second quarter, Agilent had restructuring and asset impairment charges of $98 million, and $12 million of non-cash amortization.  It also recognized a quarter-to-date tax adjustment of $31 million, and had $4 million of other net charges. Excluding these items, Agilent reported second quarter adjusted net income of $44 million, or $0.13 per share.  On a comparable basis, the company earned $172 million, or $0.46 per share, one year ago.

“In the second quarter, Agilent continued to deal aggressively with the effects of the severe global economic downturn,” said Bill Sullivan, Agilent president and chief executive officer. “Total revenues of $1.09 billion were 25 percent below last year despite the relative outperformance of our Bio-Analytical Segment, which was off 6 percent.

“The global collapse of electronics production caused severe declines in our Electronic Measurement and Semiconductor & Board Test segments, where revenues were off by 33 percent and 63 percent, respectively, from one year ago.  As previously announced, we are moving very quickly to restructure these businesses to achieve double-digit profitability even at these severely depressed activity levels.”

Second quarter Return On Invested Capital(2) fell to 8 percent compared to 24 percent one year ago because of lower earnings. Net working capital was reduced by $228 million from last year, and cash generated from operations during the second quarter was $137 million.  The company ended the quarter with net cash of $922 million.

Looking ahead, Sullivan noted that there are some tentative signs that the global downturn may be nearing a trough.  Said Sullivan, “If these early signals of a bottoming in global electronics markets continue, we could anticipate a bottoming in our electronic measurement business in the next few months.  There are also some indications that bio-analytical markets could begin to benefit from the global stimulus packages by year-end.  Based on these indicators, we would expect full year fiscal 2009 revenues to be down roughly 25 percent from 2008.”

“Our restructuring of corporate infrastructure and the businesses is on track to achieve $525 million of annualized savings by mid-FY2010.  Regardless of the economic environment, our commitment is to remain cash-flow positive, to keep employees focused on customers, products and technologies, and to deliver performance consistent with Agilent’s operating model.”

Segment Results

Bio-Analytical Measurement

($ millions except where noted)

	Q2:F09	Q1:F09	Q2:F08
Orders	481	523	574
Revenues	498	525	530
Gross Margin, %	54%	55%	53%
Income from Operations	89	101	85
Segment Assets	1,519	1,564	1,429
Return On Invested Capital(2), %	24%	25%	22%

Considering the very difficult macroeconomic environment, Bio-Analytical Measurement performed well in the second quarter.  Orders of $481 million were down 16 percent from one year earlier, while revenues of $498 million were off 6 percent from last year.  During the quarter, Chemical Analysis was down 6 percent while Life Sciences revenues were off 7 percent.

Geographically, weakness was most pronounced in Europe, which was off 16 percent from last year, while revenue in the Americas was off 10 percent.  Asia remained an area of strength, with Japan up 7 percent from last year and other Asia up 12 percent.  China was particularly robust, up 29 percent from one year ago.  By product platform, Gas (GC) and Liquid Chromatography (LC) were both weak, offsetting continued strength in GC / Mass Spectrometry (GC/MS), LC/MS and microarrays.

Life Sciences revenues of $241 million were down 7 percent in the second quarter from one year ago.  Spending by Pharma and Biotech customers was down 11 percent, with a lengthening of the replacement cycle in the current soft environment and funding pressures impacting smaller biotech firms.  Sales to the academic and government markets continued strong, 10 percent above one year ago, with robust demand in Mass Spec systems as well as for microarrays.

Chemical Analysis revenues of $257 million were down 6 percent from last year.  Food safety continued its strong momentum and was up 30 percent from one year ago, while weakness was seen across most industrial markets.  From a platform perspective, demand remained weak for GCs and relatively strong for GC/MS and LC/MS systems.

Second quarter segment income from operations of $89 million was $4 million above last year’s results despite a $32 million decline in revenues. Gross margins were up 1 ½ points from last year, while operating margins, at 18 percent, were two points above one year ago.  Segment Return On Invested Capital(2) improved 2 points to 24 percent.

Electronic Measurement

($ millions except where noted)

	Q2:F09	Q1:F09	Q2:F08
Orders	523	560	863
Revenues	558	596	831
Gross Margin, %	52%	55%	59%
Income from Operations	(6)	7	120
Segment Assets	1,859	1,920	2,083
Return On Invested Capital(2), %	(1)%	3%	28%

Second quarter Electronic Measurement orders of $523 million were 39 percent below last year, while revenues of $558 million were off 33 percent from one year ago.  Market weakness was pervasive, with General Purpose revenues down 28 percent and Communications 39 percent below one year ago. Geographically, Europe declined 30 percent, Japan was off 43 percent, other Asia dropped 32 percent and the Americas was 31 percent below last year.

General Purpose revenues of $336 million were down 28 percent from last year.  Aerospace / defense showed relative strength, down 2 percent and with signs of stabilization of U.S. demand.  Other general purpose markets were off 41 percent from last year due to extreme weakness in electronics manufacturing and computer / semiconductor markets.  Communications revenues of $222 million were down 39 percent from one year ago.  Wireless R&D showed relative strength, down 17 percent from last year and up 15 percent sequentially.  Other communications markets were down well over 20 percent from one year ago.

Second quarter segment profit declined $126 million from last year to an operating loss of $6 million based on a $273 million decline in revenues.  Gross margins fell by 7 points from last year due to lower volume, while operating expenses were $74 million below last year.  Operating margins fell 15 points to (1) percent. Segment ROIC(2) fell 29 points to (1) percent, driven by lower profitability and despite $87 million lower invested capital.

As announced previously, Agilent has begun a program to reduce the operating breakeven of the Electronic Measurement segment by $300 million.  The program, designed to achieve a 12 percent operating margin and 21 percent ROIC(2) at an annual revenue of $2.3 billion, is on track to be completed by mid-FY2010.

Semiconductor & Board Test

($ millions except where noted)

	Q2:F09	Q1:F09	Q2:F08
Orders	22	32	87
Revenues	35	45	95
Gross Margin, %	26%	38%	51%
Income from Operations	(16)	(13)	8
Segment Assets	358	366	407
Return On Invested Capital(2), %	(15)%	(12)%	8%

The company earlier this quarter announced an additional restructuring of the Semiconductor & Board Test segment to address the severe decline in business conditions, which continued through the second quarter of 2009.

Segment orders of $22 million were down 75 percent from last year as customer capital spending in all markets and geographies remains frozen. Revenues of $35 million were off 63 percent from one year ago. All geographies and product lines were off more than 50 percent from one year ago.

Second quarter segment loss from operations of $16 million represents a deterioration of $24 million from last year’s results on a $60 million decline in revenues.  Gross margins fell 25 points due to the drop in volume, while operating expenses declined by $15 million from last year. Segment ROIC(2) fell 23 points to (15) percent.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is the world’s premier measurement company and a technology leader in communications, electronics, life sciences and chemical analysis. The company’s 19,000 employees serve customers in more than 110 countries. Agilent had net revenues of $5.8 billion in fiscal 2008. Information about Agilent is available on the Web at www.agilent.com.

Agilent’s management will present more details on its second quarter FY2009 financial results on a conference call with investors beginning today at 1:45 p.m. (Pacific). This event will be webcast live in listen-only mode. Listeners may log on at www.investor.agilent.com and select “Q2 2009 Agilent Technologies Inc. Earnings Conference Call” in the “News & Events — Calendar of Events” section. The webcast will remain available on the company’s Web site for 90 days.

A telephone replay of the conference call will be available from 5:45 p.m. (Pacific) today through May 21, 2009. The replay number is +1 888 286-8010; international callers may dial +1 617 801-6888. The passcode is 91674816.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s future revenues, earnings and profitability; the future demand for the Company’s products and services, revenue guidance for fiscal 2009, and our planned restructuring activities, including our current estimates of the scope, timing and cost of those activities. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of our customers’ businesses, unforeseen changes in the demand for current and new products and technologies, the risk of additional costs and delays associated with compliance with U.S. and international labor and other laws associated with our planned restructuring activities, the risk that a further decline in general economic conditions and the global credit and equity markets will require changes to the planned restructuring, and the risk that we are not able to realize the savings expected from the restructuring activities.

In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles while it continues to implement cost reductions; the ability to meet and achieve the benefits of its cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that our cost-cutting initiatives will impair our ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on our operations, our markets and our ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including our Quarterly Report on Form 10-Q for the quarter year ended January 31, 2009. Forward-looking statements are based on the beliefs and assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

# # #

(1) Adjusted net income and adjusted net income per share are non-GAAP measures. Each of these measures is defined to exclude primarily the impacts of restructuring and asset impairment charges, business separation costs, non-cash intangibles amortization as well as gains and losses from the sale of investments and disposals of businesses net of their tax effects. A reconciliation between adjusted net income and GAAP net income is set forth on page 5 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(2) Return On Invested Capital is a non-GAAP measure and is defined as income (loss) from operations less other (income) expense and taxes, annualized, divided by the average of the two most recent quarter-end balances of assets less net current liabilities. The reconciliation of ROIC can be found on page 6 of the attached tables, along with additional information regarding the use of this non-GAAP measure.

NOTE TO EDITORS: Further technology, corporate citizenship and executive news is available on the Agilent news site at www.agilent.com/go/news.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended
	April 30,		Percent
	2009	2008	Inc/(Dec)

Orders	$1,026	$1,524	(33)%

Net revenue	$1,091	$1,456	(25)%

Costs and expenses:
Cost of products and services	561	649	(14)%
Research and development	170	183	(7)%
Selling, general and administrative	407	433	(6)%
Total costs and expenses	1,138	1,265	(10)%

Income (loss) from operations	(47)	191	(125)%

Interest income	6	27	(78)%
Interest expense	(23)	(29)	(21)%
Other income (expense), net	6	7	(14)%

Income (loss) from operations before taxes	(58)	196	(130)%

Provision for taxes	43	23	87%

Net income (loss)	$(101)	$173	(158)%

Net income (loss) per share:
Basic	$(0.29)	$0.48
Diluted	$(0.29)	$0.47

Weighted average shares used in computing net income (loss) per share:
Basic	344	363
Diluted	344	370

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Six Months Ended
	April 30,		Percent
	2009	2008	Inc/(Dec)

Orders	$2,141	$2,925	(27)%

Net revenue	$2,257	$2,849	(21)%

Costs and expenses:
Cost of products and services	1,138	1,286	(12)%
Research and development	339	364	(7)%
Selling, general and administrative	803	874	(8)%
Total costs and expenses	2,280	2,524	(10)%

Income (loss) from operations	(23)	325	(107)%

Interest income	20	66	(70)%
Interest expense	(46)	(59)	(22)%
Other income (expense), net	18	11	64%

Income (loss) from operations before taxes	(31)	343	(109)%

Provision for taxes	6	50	(88)%

Net income (loss)	$(37)	$293	(113)%

Net income (loss) per share:
Basic	$(0.11)	$0.80
Diluted	$(0.11)	$0.78

Weighted average shares used in computing net income (loss) per share:
Basic	348	367
Diluted	348	376

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(In millions, except par value and share amounts)

(Unaudited)

PRELIMINARY

	April 30,	October 31,
	2009	2008
ASSETS

Current assets:
Cash and cash equivalents	$1,400	$1,405
Short-term investments	12	24
Accounts receivable, net	569	770
Inventory	608	646
Other current assets	294	363
Total current assets	2,883	3,208

Property, plant and equipment, net	821	824
Goodwill	648	646
Other intangible assets, net	189	228
Restricted cash and cash equivalents	1,572	1,582
Long-term investments	167	206
Other assets	357	743
Total assets	$6,637	$7,437

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$252	$308
Employee compensation and benefits	305	409
Deferred revenue	292	280
Income and other taxes payable	89	128
Other accrued liabilities	161	200
Total current liabilities	1,099	1,325

Long-term debt	1,515	1,514
Senior notes	639	611
Retirement and post-retirement benefits	299	324
Other long-term liabilities	621	1,104
Total liabilities	4,173	4,878

Stockholders’ equity:
Preferred stock; $0.01 par value; 125 million shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2 billion shares authorized; 563 million shares at April 30, 2009 and 561 million shares at October 31, 2008 issued	6	6
Treasury stock at cost; 220 million shares at April 30, 2009 and 211 million shares at October 31, 2008	(7,627)	(7,470)
Additional paid-in capital	7,474	7,410
Retained earnings	2,754	2,791
Accumulated other comprehensive loss	(143)	(178)
Total stockholders’ equity	2,464	2,559
Total liabilities and stockholders’ equity	$6,637	$7,437

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In millions)

(Unaudited)

PRELIMINARY

	Three Months	Six Months
	Ended	Ended
	April 30,	April 30,
	2009	2009
Cash flows from operating activities:
Net loss	$(101)	$(37)

Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	40	81
Share-based compensation	18	39
Deferred taxes	29	34
Excess and obsolete and inventory-related charges	14	41
Asset impairment charges	13	32
Write off of notes receivable	4	4
Allowance for doubtful accounts	(1)	2
Other	1	—
Changes in assets and liabilities:
Accounts receivable	65	205
Inventory	34	12
Accounts payable	(5)	(58)
Employee compensation and benefits	34	(108)
Income taxes and other taxes payable	(10)	(44)
Interest rate swap proceeds	—	43
Other assets and liabilities	2	(92)
Net cash provided by operating activities (a)	137	154

Cash flows from investing activities:
Investments in property, plant and equipment	(34)	(68)
Purchase of investments	(30)	(30)
Proceeds from sale of investments	42	62
Change in restricted cash and cash equivalents, net	6	10
Acquisition of businesses and intangible assets, net of cash acquired	(1)	(2)
Net cash used in investing activities	(17)	(28)

Cash flows from financing activities:
Net issuance of common stock under employee stock plans	1	27
Proceeds from revolving credit facility	50	325
Repayment of revolving credit facility	(100)	(325)
Treasury stock repurchases	(32)	(157)
Net cash used in financing activities	(81)	(130)

Effect of exchange rate movements	(1)	(1)

Net increase (decrease) in cash and cash equivalents	38	(5)

Cash and cash equivalents at beginning of period	1,362	1,405

Cash and cash equivalents at end of period	$1,400	$1,400

(a) Cash payments included in operating activities:
Restructuring payments	36	44
Income tax payments	14	58

The preliminary cash flow statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

ADJUSTED NET INCOME AND DILUTED EPS RECONCILIATIONS

(In millions, except per share amounts)

(Unaudited)

PRELIMINARY

	Three Months Ended				Six Months Ended
	April 30,				April 30,
	2009	Diluted EPS	2008	Diluted EPS	2009	Diluted EPS	2008	Diluted EPS

Net income (loss) per GAAP	$(101)	$(0.29)	$173	$0.47	$(37)	$(0.11)	$293	$0.78
Non-GAAP adjustments:
Restructuring and other related costs	86	0.25	6	0.02	128	0.37	18	0.05
Asset impairments	9	0.03	—	—	23	0.07	—	—
Acceleration of share-based compensation related to workforce reduction	3	0.01	—	—	3	0.01	—	—
Excess software amortization	—	—	—	—	—	—	3	0.01
Intangible amortization	12	0.03	13	0.04	24	0.07	26	0.07
Net translation gain on liquidation of a subsidiary	—	—	(11)	(0.03)	—	—	(11)	(0.03)
Acceleration of debt issuance costs	—	—	5	0.01	—	—	5	0.01
In process R&D	—	—	2	—	—	—	2	0.01
Patent litigation judgement	—	—	—		(6)	(0.02)	—	—
Other	4	0.01	4	0.01	6	0.02	4	0.01
Adjustment for taxes	31	0.09	(20)	(0.06)	(25)	(0.08)	(32)	(0.09)
Adjusted net income	$44	$0.13	$172	$0.46	$116	$0.33	$308	$0.82

We provide adjusted net income and adjusted net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to the amortization of intangibles, the impact of restructuring charges and the sale of our businesses. Some of the exclusions, such as impairments, may be beyond the control of management. Further, some may be less predictable than revenue derived from our core businesses (the day to day business of selling our products and services). These reasons provide the basis for management’s belief that the measures are useful.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles and restructuring charges can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary adjusted net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.

RECONCILIATION OF ROIC

(In millions)

(Unaudited)

Preliminary

	BAM	EM	SBT	Agilent		BAM	EM	SBT	BAM	EM	SBT
Numerator:	Q2’09	Q2’09	Q2’09	Q2’09		Q2’08	Q2’08	Q2’08	Q1’09	Q1’09	Q1’09
Adjusted income from operations	$89	$(6)	$(16)	$67		$85	$120	$8	$101	$7	$(13)
Less:
Taxes and Other (income)/expense	14	(3)	(4)	10		23	21	2	25	(3)	(3)

Segment return	75	(3)	(12)	57	(a)	62	99	6	76	10	(10)

Segment return annualized	$300	$(12)	$(48)	$228		$248	$396	$25	$304	$40	$(40)

Denominator:
Segment assets (b)	$1,519	$1,859	$358	$3,734		$1,429	$2,083	$407	$1,564	$1,920	$366
Less:
Net current liabilities (c)	293	529	34	848		329	666	74	283	509	37
Invested capital	$1,226	$1,330	$324	$2,886		$1,100	$1,417	$333	$1,281	$1,411	$329

Average invested capital	$1,254	$1,371	$326	$2,957		$1,112	$1,391	$327	$1,232	$1,409	$325

ROIC	24%	-1%	-15%	8%		22%	28%	8%	25%	3%	-12%

Historical amounts are reclassified to conform with current period presentation

ROIC calculation:(annualized current quarter segment return)/(average of the two most recent quarter-end balances of Segment Invested Capital)

(a) Agilent return is equal to adjusted net income from operations of $44 million plus net interest expense after tax of $13 million.

Please see “Adjusted Net Income and Diluted EPS Reconciliations” for a reconciliation of adjusted net income from operations to GAAP income from operations.

(b) Segment assets consist of inventory, accounts receivable, property plant and equipment, gross goodwill and other intangibles, deferred taxes and allocated corporate assets.

(c) Includes accounts payable, employee compensation and benefits, deferred revenue, other accrued liabilities and allocated corporate liabilities.

Return on invested capital (ROIC) is a non-GAAP measure that management believes provides useful supplemental information for management and the investor.  ROIC is a tool by which we track how much value we are creating for our shareholders.  Management uses ROIC as a performance measure for our businesses, and our senior managers’ compensation is linked to ROIC improvements as well as other performance criteria.  We believe that ROIC provides our management with a means to analyze and improve their business, measuring segment profitability in relation to net asset investments.  We acknowledge that ROIC may not be calculated the same way by every company.  We compensate for this limitation by monitoring and providing to the reader a full GAAP income statement and balance sheet.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures.  They should be read in conjunction with the GAAP financial measures.  It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary reconciliation of ROIC is estimated based on our current information.